                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
MQ Associates, Inc. and Subsidiaries


We consent to the use in this Amendment No. 3 to the Registration Statement of MEDQUEST, INC. on Form S-4 (No. 333-101399) of our report dated January 25, 2001, except for Note 17 as to which the date is June 21, 2002, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our Firm under the captions "Experts", "Summary Consolidated Financial Information" and "Selected Historical Financial Data" in such Prospectus.

/s/ ELLIOTT DAVIS, LLC


ELLIOTT DAVIS, LLC
Greenville, South Carolina
February 12, 2003